Exhibit 10.7







                         EXECUTIVE EMPLOYMENT AGREEMENT



                            OSTEX INTERNATIONAL, INC.



                                THOMAS A. BOLOGNA



















                            Dated as of July 16, 1997



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                         EXECUTIVE EMPLOYMENT AGREEMENT


         This Executive Employment Agreement (this "Agreement") between Ostex International, Inc. (the "Company"), a Washington corporation and Thomas
A. Bologna ("Executive") is dated and entered into as of July 16, 1997.

         In consideration of the mutual covenants and promises contained herein, the Company and the Executive agree as follows:

         1.       Employment

         The Company will employ the Executive and the Executive will accept employment by the Company as its President and Chief Executive Officer, with duties and responsibilities customarily associated with such position. The Executive will perform such duties as may be assigned from time to time by the Board of Directors of the Company which relate to the business of the Company, its subsidiaries or any business ventures in which the Company or its subsidiaries may participate.

         2.       Attention and Effort

         The Executive will devote his full business time, attention and effort to the Company's business and will use his skills and render services to the best of his ability to serve the interests of the Company. Notwithstanding anything herein to the contrary, the parties agree that Executive may serve as a member of the board of Directors of other corporations or entities (provided that such corporations or entities do not compete with the Company) and engage in consulting and other activities related to such directorships and that such service shall not constitute a violation of Executive's duties and obligations to the Company; provided, however, that such directorships and related consulting and other activities (i) shall be limited to those which the Executive currently performs pursuant to existing agreements that have been disclosed to the Company and (ii) shall not materially detract from or interfere with the Executive's obligations under this Section 2.

         3.       Term

         Unless otherwise terminated as provided in paragraphs 6 and 7 of this Agreement, the Executive's term of employment under this Agreement shall commence on the date hereof and shall expire on July 15, 2001; provided, however, that this Agreement shall be automatically renewed thereafter for additional terms of one year each unless either the Company or the Executive gives the other written notice of termination at least 30 days prior to the end of the then current term.


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         4.       Compensation

                  4.1      Base Salary

         The Executive's compensation shall consist, in part, of an annual base salary of $275,000 before all customary payroll deductions (the "Base Salary"). The Base Salary shall be paid in substantially equal installments at the same intervals as other officers of the Company are paid. The Base Salary shall be increased effective on the first anniversary of this Agreement by not less than 10% of the Base Salary. Thereafter, further increases to the Base Salary will be reviewed annually by the Board of Directors and any adjustments shall be made at the sole discretion of the Board of Directors. The Base Salary shall not be reduced without Executive's express consent.

                  4.2      Bonus

         For services rendered for the period through December 31, 1997, the Executive shall be paid a bonus of $50,000, of which $25,000 shall be paid on the date of this Agreement and $25,000 shall be paid on January 10, 1998.

         5.       Benefits and Expenses

                  5.1      Expenses

         The Company shall promptly reimburse the Executive for all reasonable and necessary business expenses incurred and advanced by him in carrying out his duties under this Agreement. The Executive shall present to the Company from time to time an itemized account of such expenses in such form as may be required by the Company.

                  5.2      Benefits

         During the term of employment hereunder, the Executive shall be entitled to participate fully in any and all benefit plans, programs, policies and any and all fringe benefits which may be made available to the senior executives of the Company generally, including but not limited to medical, dental, disability, pension and retirement benefits, life insurance and other death benefits.

                  5.3      Travel and Relocation Expenses

         During the term of Executive's employment, the Company shall reimburse the Executive for or pay directly the reasonable expense of (i) round trip air travel from San Diego to Seattle once per week, (ii) leasing a furnished apartment in Seattle (including utilities, telephone and similar expenses), such leases to be subject to the Company's approval (iii) limited moving expenses, and (iv) temporary living accommodations in Seattle until an apartment is rented. The Company and the Executive shall agree on a budget for such expenses

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as soon as  practicable  after the date of this Agreement and shall initial such final budget to acknowledge the agreed levels of expenses. To the extent that such reimbursement or direct payment shall be treated as taxable income, the Executive shall receive a "gross up" bonus to compensate the Executive for any and all income taxes that the Executive may be required to pay with respect to such reimbursement and gross up bonus (whenever such taxes may be assessed or paid). The Executive shall report all such reimbursement and "gross up" bonuses as ordinary income for income tax purposes. Upon termination of Executive's employment, if Executive so requests, the Company shall reimburse the Executive for the reasonable expense of relocating to San Diego (or another location designated by Executive within the United States) and shall assume any lease which Executive may have entered into in Seattle.

                  5.4      Stock Options

         Simultaneously herewith, the Company has granted options to purchase 700,000 shares of Common Stock to the Executive under the authority of its Amended and Restated 1994 Stock Option Plan and pursuant to the terms and conditions of the Stock Option Agreement dated July 16, 1997 between the parties (the "Stock Option Agreement"). Annually, the Board of Directors shall consider, at its sole discretion, granting additional stock options to the Executive. The Company represents and warrants to the Executive that all stock options (both incentive stock options and nonqualified stock options) it has granted under the 1994 Stock Option Plan have contained a provision that vested options will terminate upon the expiration of 90 days from the date of an optionee's termination of employment or contractual relationship with the Company for any reason other than death or disability.

                  5.5      Insurance

         During the term of the Executive's employment, the Company will obtain term life insurance on the life of the Executive, which insurance will provide for the payment of an amount equal to the Base Salary for one year (or an amount equal to two times the Base Salary following a Change in Control) to the Executive's spouse in the event of the Executive's death; provided that the Company may obtain such insurance for a larger amount, with the balance payable to the Company in the event of the Executive's death.


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         6.       Termination

         Employment  of  the  Executive   pursuant  to  this  Agreement  may  be
terminated as follows, but in any case, the provisions of Sections 8 and 9 shall survive the termination of the Executive's employment:

                  6.1      By the Company

         With or without Cause (as defined below), the Board of Directors may terminate the employment of the Executive at any time during the Term upon giving Notice of Termination (as defined below).

                  6.2      By the Executive

         The Executive may terminate his employment at any time for any reason upon giving Notice of Termination.

                  6.3      Automatic Termination

         Employment shall terminate automatically upon death or total disability of the Executive. The term "total disability" as used herein, shall mean an inability to perform the duties set forth in paragraph 1 of this Agreement because of illness or physical or mental disability for a period or periods aggregating 120 calendar days in any 12-month period, unless the Executive is granted a leave of absence by the Board of Directors of the Company. Executive and the Company hereby acknowledge that the Executive's ability to perform the duties specified in paragraph 1 of this Agreement is of the essence of this Agreement. Termination hereunder shall be deemed to be effective immediately upon the Executive's death or 30 days following a Notice of Termination based upon a determination by the Board of Directors of the Company of the Executive's total disability, as defined herein.

                  6.4      Notice

         The  term  "Notice  of  Termination"   shall  mean  written  notice  of
termination of the Executive's employment. The Executive's employment shall terminate effective upon receipt of the Notice of Termination or the date specified in the Notice of Termination, whichever is later, provided that the Executive shall be entitled to termination payments in accordance with paragraph 7 of this Agreement.


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                  6.5      Cause

         Wherever reference is made in this Agreement to termination being with or without Cause, "Cause" means cause given by the Executive to the Company and is limited to the following:

                   (i) The willful and material breach of any provision of Sections 1 or 2 (including but not limited to the refusal to follow reasonable and lawful directives of the Board of Directors) or Sections 8 or 9;

                  (ii) Conviction of a felony or of a crime involving moral turpitude;

                 (iii) Continuing misuse of alcohol or controlled substances; or

                  (iv) The willful misconduct or gross negligence of the Executive that results in a material adverse effect on the Company:

provided, however, that to the extent that a breach of Sections 6.5(i), (iii) or
(iv) is curable, the Board of Directors will give the Executive written notice of such breach and the Executive will have 30 days from the receipt of such notice to cure such breach.

         7.       Termination Payments

         In the event of termination of the employment of the Executive, all compensation and benefits set forth in this Agreement shall terminate except as specifically provided in this paragraph 7:

                  7.1      Termination by the Company

         If the Board of Directors terminates the Executive's employment without Cause, the Executive shall be entitled to receive (i) any unpaid Base Salary which has accrued for services already performed as of the date termination of the Executive's employment becomes effective, (ii) the then existing Base Salary the Executive would have received if his employment had continued for 12 months, payable as provided in subparagraph 4.1 of this Agreement, (iii) any bonus that has been earned but not paid, and (iv) continuation of benefits for himself, his spouse and his dependents (paid for by the Company) set forth in Section 5.2 for a period of 12 months following such termination. If the Executive is terminated by the Board of Directors for Cause, the Executive shall not be entitled to receive the benefits set forth in clauses (ii) and (iv). If such termination occurs without Cause in connection with or at any time following a Change in Control (as defined in the Company's Amended and Restated 1994 Stock Option
Plan), the Executive shall be entitled to a lump sum payment equal to two years' Base Salary, plus a bonus of 30% of such amount, and continuation of benefits (paid for by the Company) set forth in Section 5.2 for a period of 24 months following such termination.


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                  7.2      Termination by the Executive

         If the Executive voluntarily terminates his employment, the Executive shall not be entitled to receive any payments hereunder other than (i) any unpaid Base Salary which has accrued for services already performed as of the date termination of the Executive's employment becomes effective and (ii) any unpaid bonus which has been earned but not yet paid.

                  7.3      Termination Because of Death or Total Disability

         In the event of a termination of the Executive's employment because of his death or total disability, the Executive or his personal representative shall not be entitled to receive any payments hereunder other than (i) any unpaid Base Salary which has accrued for services already performed as of the date termination of the Executive's employment becomes effective, (ii) any bonus which has been earned but not paid and (iii) a continuation of medical and dental benefits for himself, his spouse and his dependents (paid for by the Company) for a period of eighteen months following such termination.

         8.       Nondisclosure

         As a condition of his employment hereunder, the Executive has executed and delivered to the Company Employee Confidentiality and Invention Agreement (the "Nondisclosure Agreement") in the form attached hereto as Exhibit A and incorporated herein by reference as if set forth in full herein, which Nondisclosure Agreement shall survive the termination of the Executive's employment.

         9.       Noncompetition and Nonsolicitation

                  9.1      Applicability

         This Section 9 shall survive the termination of the Executive's employment with the Company or the expiration of the term of this Agreement.

                  9.2      Scope of Competition

         The Executive agrees that he will not, directly or indirectly, during his employment and for a period of two years after the date on which his employment with the Company terminates, be employed by, own, manage, operate, join, control or participate in the ownership, management, operation or control of or be connected with, in any manner, any person or entity engaged in any business activity anywhere in the world (including without limitation research, development, manufacturing, selling, leasing, licensing or providing services)

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which  is  competitive  with any  products  or  services  that  the  Company  is developing or exploiting during the Executive's employment with the Company, unless released from such obligation in writing by the Company's Board of Directors. The Executive shall be deemed to be connected with such business if such business is carried on by a partnership, corporation or association of which he is an employee, member, consultant or agent; provided, however, that nothing herein shall prevent the purchase or ownership by the Executive of shares which constitute less than 2% of the outstanding equity securities of a publicly or privately held corporation.

                  9.3      Scope of Nonsolicitation

         The Executive shall not, in addition, directly or indirectly (i) solicit, or entice any employee or consultant of the Company to cease his relationship with the Company or (ii) solicit, entice or in any way divert any customer or supplier of the Company from doing business with the Company. This
Section 9.3 shall apply during the time period and geographical area described in Section 9.2 hereof.

                  9.4      Equitable Relief

         The Executive acknowledges that the provisions of this Section 9 are essential to the Company, that the Company would not enter into this Agreement if it did not include covenants not to compete or solicit and that damages sustained by the Company as a result of a breach of such covenants cannot be adequately remedied by damages, and the Executive agrees that the Company, notwithstanding any other provision of this Agreement, in addition to any other remedy it may have under this Agreement or at law, shall be entitled to injunctive and other equitable relief to prevent or curtail any breach of any provision of this Agreement, including without limitation this Section 9. The Executive acknowledges that the covenants in this Agreement are reasonable and that compliance with such covenants will not prevent him from pursuing his livelihood.

                  9.5      Effect of Violation

         The Executive and the Company agree that additional consideration has been given for the Executive entering into the noncompetition and nonsolicitation provisions of this Agreement and the Nondisclosure Agreement described in Section 10, such additional consideration including, without limitation certain provisions for termination payments pursuant to Section 7 and other payments pursuant to Section 8 of this Agreement. Material violation by the Executive of such noncompetition and nonsolicitation provisions or the Nondisclosure Agreement shall relieve the Company of any obligation it may have to make such termination payments under Section 7, but shall not relieve the Executive of his obligation hereunder not to compete or solicit.


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                  9.6      Definition of the Company

         For purposes of Sections 9.2 and 9.3 hereof, "the Company" shall include all subsidiaries of the Company, the Company's parent corporation and any business ventures in which the Company, its subsidiaries or its parent corporation may participate.

         10.      Form of Notice

         Every notice required by the terms of this Agreement shall be given in writing by serving the same upon the party to whom it was addressed personally, by courier, by facsimile transmission (with hard copy delivered by overnight courier) or by registered or certified mail, return receipt requested, at the address set forth below or at such other address as may hereafter be designated by notice given in compliance with the terms hereof:

         If to the Executive: Thomas A. Bologna
                              c/o Ostex International, Inc.
                              2203 Airport Way South, Suite 400
                              Seattle, Washington 98134


         If to the Company:   Ostex International, Inc.
                              2203 Airport Way South, Suite 400
                              Seattle, Washington 98134
                              Attention:  Chief Financial Officer

         Copy to:             James R. Lisbakken
                              Perkins Coie
                              1201 Third Avenue, 40th Floor
                              Seattle, Washington 98101

or such other address as shall be provided in accordance with the terms hereof. Notice shall be effective upon personal delivery, delivery by courier, receipt of facsimile transmission or three days after mailing.


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         11.      Successors and Assigns

         For purposes of this Agreement, "Company Successor" means (a) any corporation resulting from any merger, consolidation or other reorganization to which the Company is a party or (b) any corporation, partnership, association or other person or entity to which the Company may transfer all or substantially all of the assets and business. The Executive agrees that this Agreement may be transferred or assigned by the Company to the Company Successor. Any Company Successor shall succeed to the rights and obligations of the Company hereunder and shall be bound by the terms of this Agreement. If all or substantially all of the outstanding voting stock of the Company is transferred to another corporation, partnership, association or other person or entity, the Company, at the request of the Executive, will reaffirm in writing it's obligations under this Agreement. This Agreement is not assignable by the Executive. The Company agrees that it will require any Company Successor (as a condition to any transaction described in this Section) to expressly assume and agree to perform this Agreement, including (without limitation) payment of the amounts set forth in Section 7 above.

         12.      Waiver

         No waiver of any of the provisions hereof shall be valid unless in writing, signed by the party against whom such claim or waiver is sought to be enforced, nor shall failure to enforce any right hereunder constitute a continuing waiver of the same or a waiver of any other right hereunder.

         13.      Amendments in Writing

         No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent to any departure therefrom by either party hereto, shall in any event be effective unless the same shall be in writing, specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by the Company and the Executive, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by the Company and the Executive.

         14.      Applicable Law

         This Agreement shall be governed by the substantive laws of the state of Washington, without regard to its conflicts of laws provisions.


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         15.      Severability

         All   provisions   of   this   Agreement   are   severable,   and   the
unenforceability or invalidity of any single provision hereof shall not affect the remaining provisions.

         16.      Headings

         All  headings  or  titles  in this  Agreement  are for the  purpose  of
reference  only  and  shall  not  in  any  way  affect  the   interpretation  or
construction of this Agreement.

         17.      Attorneys' Fees

         The Company will reimburse the Executive for reasonable attorneys fees in connection with the preparation and review of this Agreement, up to a maximum or $3,000.

         18.      Entire Agreement

         This Agreement, the Stock Option Agreement and the Nondisclosure Agreement constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof and supersede all prior agreements with respect to the subject matter hereof.



         IN WITNESS WHEREOF, the parties have executed and entered into this Agreement on the date set forth above.

                                                     EXECUTIVE:


                                                     /S/ THOMAS A. BOLOGNA
                                                     -----------------------
                                                      Thomas A. Bologna



                                                     COMPANY:

                                                     OSTEX INTERNATIONAL, INC.


                                                    By: /S/ THOMAS J. CABLE
                                                      ----------------------
                                                      Its Chairman of the
                                                      Board of Directors